UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2018

Protective Insurance Corporation
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At its meeting on November 6, 2018, the Board of Directors of Protective Insurance Corporation adopted and approved an amendment and restatement of Article 4, Section 4.2 of its Code of Bylaws.   As amended and restated, Article 4, Section 4.2 now reads as follows:

Section 4.2. Number and Terms of Office.  There shall be ten (10) Directors of the Corporation, who shall be elected at each annual meeting of the shareholders, to serve for a term of one (1) year and until their successors shall be chosen and qualified, or until removal, resignation or death.  If the annual meeting of the shareholders is not held at the time designated in this Code of By-Laws, such failure shall not cause any defect in the existence of the Corporation, and the Directors then in office shall hold over until their successors shall be chosen and qualified.

This section was amended to remove the allowable range of the number of directors, which was previously from as many as fifteen (15) but no less than nine (9) directors, and to instead provide for a set number of directors.

PROTECTIVE INSURANCE CORPORATION

November 12, 2018                                                                   By:    /s/ John D. Nichols
          John D. Nichols,
          Interim Chief Executive Officer &
          Chairman of the Board of Directors